Alpine 4 Holdings Subdiary, Vayu Aerospace Corporation, Receives its First $5.25M Purchase Order from its $100M Supply Agreement with U.S Government Contractor, All American Contracting Solutions

PHOENIX, AZ / ACCESSWIRE / July 7, 2023 / Alpine 4 Holdings, Inc. (Nasdaq:ALPP), a leading operator and owner of small market businesses announced that its subsidiary, Vayu Aerospace Corporation (Vayu), has received its first P.O. from U.S. Government contractor, All American Contracting, Inc., (All American) for ten G1 MKIII Fixed Wing UAV's.

In late May of 2023, Vayu welcomed All American Contracting and a delegation from Nigeria to its facility in Ann Arbor, Michigan, for an in-person flight demonstration and production inspection of the G1 MKIII Airframe. This delegation's primary use case is with Nigeria's agriculture industry with the purpose of surveillance and analysis of large swaths of land.

Under the terms of the existing Supply Agreement between Vayu and All American, the terms of the Purchase Order include a 1-year warranty on the airframes, electric motors, and electronics and a 5-year warranty on the engine. Vayu will also provide on-site training for All American's customer's pilots. Additionally, the P.O. requires a 10% down payment, with final payment to be sent prior to taking delivery. The airframes are scheduled for delivery in Q4 2023 and Q1 2024.

Kent Wilson, CEO of Alpine 4 stated, "The team at Vayu Aerospace Corporation has worked relentlessly towards this moment. Their continued commitment to refining our aircraft, along with their standards of excellence, has them poised to start driving significant revenue. As a Driver Company within our DSF Business Model, Vayu is on the cusp of transformational upside. Beyond the business, it's important to note my appreciation for our long-term shareholders who continue to support our vision and deserve this win."

TK Eppley, President of Vayu Aerospace commented, "The $100M Supply Agreement with All American was initially established for a government application. Having an additional use case in agriculture present itself, highlights the dynamic uses of our UAV's. We look forward to All American Contracting returning to our facility and to meet with their energy industry delegates for additional flight & production demonstrations."

Vayu Aerospace Corporation resides in Alpine 4's Aerospace portfolio and is considered a "driver" company from Alpine's DSF business model.

https://www.vayuaerospace.com

About All American Contracting, Inc.: All American Contracting Solutions is the leader in quality government business innovations whose mission is to increase project productivity, effective value translation and increased service transparency within the state and federal government sectors.

https://www.allamericancontractingsolutions.com/

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. is a Nasdaq traded Holding Company (trading symbol: ALPP) that acquires business, wholly, that fit under one of several portfolios: Aerospace, Defense Services, Technology, Manufacturing or Construction Services as either a Driver, Stabilizer or Facilitator from Alpine 4's disruptive DSF business model. Alpine 4 works to vertically integrate the various subsidiaries with one another even if from different industries. Alpine 4 understands the nature of how technology and innovation can accentuate a business, focusing on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. Alpine 4 also believes that its holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.

Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.

Contact:

Investor Relations
investorrelations@alpine4.com
www.alpine4.com

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